Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 25, 2018, between and among the lender identified on the signature page hereof (“Lender,” which Lender constitutes the “Required Lenders” under the Loan Agreement (as defined below), MUFG UNION BANK, N.A., as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and HERCULES FUNDING III, LLC, a Delaware limited liability company (“Borrower”).

RECITALS

WHEREAS, Borrower, the Agent and the Lender have entered into that certain Loan and Security Agreement dated as of May 5, 2016, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of July 14, 2016 (the “Loan Agreement”), pursuant to which the Lender has agreed to make certain loans and other financial accommodations to Borrower subject to the terms and conditions thereof; and

WHEREAS, each of the parties hereto desires to amend and modify the Loan Agreement in accordance with the terms of the Loan Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Incorporation of Recitals; Defined Terms. Each of the above recitals is incorporated herein as true and correct and is relied upon by Agent and Lender in agreeing to the terms of this Amendment. Capitalized terms used herein (including in the preamble and recitals above) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

2.    Amendments to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows:

(a)    Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definition to read as follows:

“Maximum Revolver Amount” means $100,000,000, or such other amount of the aggregate Commitments at such time as reflected on Schedule C-1 as then in effect pursuant to this Agreement or any amendment to this Agreement. Notwithstanding any provision in Section 2.13 or Section 15.1, any amendment to this Agreement that only adds one or more additional lenders as a Lender under this Agreement or adds or increases the amount of a Lender’s Commitment shall be effective if signed by the additional or existing Lender whose Commitment is added or increased thereby, Borrower and Agent, and shall not require the consent of Required Lenders or any other Lender.

(b)    Schedule C-1 to the Loan Agreement is hereby amended, restated and replaced with Schedule C-1 attached hereto.

3.    Conditions Precedent. This Amendment shall not be effective and shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by Agent (in Agent’s sole discretion) (the date on which all such conditions precedent have been satisfied or waived, the “Second Amendment Effective Date”) :

(a)    Borrower shall have duly executed and delivered to Agent this Amendment;

(b)    Borrower shall have duly executed and delivered to Agent for distribution to Lender, a Note, if required by Lender, evidencing the amount of its Commitment reflected on Schedule C-1;

(c)    (i) Borrower shall have duly executed and delivered to Lender a fee letter in form and substance satisfactory to Lender (the “Second Amendment Fee Letter”) (which fee letter, upon its execution and deliver by each party thereto, shall be deemed a “Loan Document” for all purposes); and (ii) Borrower shall have paid to Lender any and all fees due and owing thereunder in connection with this Amendment;

(d)    Borrower shall have delivered to Agent:

(i)    a certificate of the Borrower, dated as of the Second Amendment Effective Date (in sufficient copies for each Lender), signed by an Authorized Person of Borrower (A) certifying and attaching the resolutions adopted by Borrower approving the increase of the aggregate Commitments to $100,000,000, (B) certifying that, before and after giving effect to such increase, (1) Borrower (or HTGC, if applicable) shall be in pro forma compliance with each covenant set forth in Sections 7.16 and 7.17 of the Loan Agreement; and (2) the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date with the same force and effect as if made on and as of such date (other than (y) those representations and warranties which are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects on and as of such date, and (z) in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, or true and correct in all respects, as the case may be, on and as of such earlier date), and (C) certifying no Default or Event of Default exists as of such date; and

(ii)    incumbency certificates and/or other certificates of Authorized Persons of Borrower as Agent may require evidencing the identity, authority and capacity of each Authorized Person authorized to act as an Authorized Person in connection with this Amendment and the other Loan Documents to which Borrower is a party;

(e)    Agent and counsel to Agent shall have received executed copies of the written opinions of Dechert LLP, counsel for Borrower and HTGC, as to such matters as the Agent may reasonably request, dated as of the Second Amendment Effective Date, and otherwise in form and substance reasonably satisfactory to the Agent (and Borrower hereby instructs, and HTGC shall instruct, such counsel to deliver such opinions to Agent and Lenders);

(f)    The representations and warranties of Borrower under the Loan Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof with the same force and effect as if made on and as of such date (other than (1) those representations and warranties which are qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects on and as of such date, and (2) in each case, to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, or true and correct in all respects, as the case may be, on and as of such earlier date); and

(g)    Agent and the Lenders, as applicable, shall have received, in immediately available funds, reimbursement or payment of Lender Group Expenses owing as of the Second Amendment Effective Date, including those incurred in connection with the transactions evidenced by this Amendment and invoiced to Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to Borrower prior to such date shall not preclude Agent from seeking reimbursement of such amounts, or excuse Borrower from paying or reimbursing such amounts, following the effective date of this Amendment; and

(h)    Agent shall have received such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate in connection with this Amendment.

4.    Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders as follows:

(a)    All of the representations and warranties of Borrower set forth in the Loan Agreement and each other Loan Document to which Borrower is a party were true, correct and complete as of the date originally made, and are true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof, which representations and warranties shall be true in all respects; provided, further, that the foregoing shall not apply to any matter that has been expressly waived by Agent;

(b)    Borrower has the power and authority to execute this Amendment, and the execution, delivery, and performance by Borrower of this Amendment and the other documents,

instruments and agreements to which Borrower is a party delivered or to be delivered in connection herewith (i) are within the limited liability company powers of Borrower and have been duly authorized by all necessary limited liability company action on the part of Borrower, (ii) do not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or the consent of any other Person, other than consents or approvals that have been obtained and that are still in full force and effect and those the failure of which to obtain could not be reasonably expected to have a Material Adverse Change, (iii) do not and will not violate any provision of federal or state law or regulation, or, to the knowledge of Borrower, local law or regulation, in each case applicable to Borrower or the Governing Documents of Borrower, (iv) do not result in any breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, and (v) do not result in or require the creation or imposition of any Lien upon any of the assets or properties of Borrower or any of its Subsidiaries;

(c)    This Amendment and the other certificates, instruments, documents and agreements to be delivered by Borrower in connection herewith, when executed and delivered by Borrower will be the legally valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally;

(d)    No event has occurred or failed to occur, and after and as a result of giving effect to this Amendment will occur, that is, or, with notice or lapse of time or both would constitute, a Default or an Event of Default, or a breach or failure of any condition to entering into this Amendment under any Loan Document; and

(e)    After and as a result of giving effect to this Amendment, Borrower has no offset, defense, claim, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to Agent or any Lender or with respect to its liabilities, obligations and indebtedness arising under or in connection with the Loan Agreement or any of the other Loan Documents.

5.    Successors; Assigns. This Amendment shall be binding upon Borrower, Lender and Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender and Agent and their successors and assigns. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Loan Documents. Borrower may not assign this Amendment or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio.

6.    Reaffirmation. Except as expressly set forth in Section 2 hereof, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. The Loan Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified, reaffirmed and confirmed by Borrower in all respects. Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and each other Loan Document to which it is a party (after giving effect hereto), and (b) ratifies and reaffirms its grant of security interest and Liens to the Agent and confirms and agrees that such security interests and Liens secure all of the Obligations as amended hereby.

7.    No Waivers. This Amendment: (a) in no way shall be deemed to be a consent or an agreement on the part of Agent or any Lender to waive any covenant, liability or obligation of Borrower or any third party or to waive any right, power, or remedy of Agent or any Lender; (b) in no way shall be deemed to imply a willingness on the part of Agent or any Lender to grant any waivers or to agree to any future consents, amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, including, without limitation, Agent’s or any Lender’s right to demand strict performance of each Loan Party’s liabilities and obligations to Agent and the Lenders and the Obligations under the Loan Documents at all times; (d) in no way shall obligate Agent or any Lender to make any future amendments, waivers, consents or modifications to the Loan Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation nor shall it be deemed to constitute a waiver or forbearance with respect to any Default or Event of Default or be deemed to constitute a release or termination of any Obligations or any other obligation of Borrower. Nothing in this Amendment shall constitute a satisfaction of Borrower’s Obligations. This Amendment shall be deemed to be one of the Loan Documents for all purposes of the Loan Agreement and the other Loan Documents, and all references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby. Agent and Lender reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.

8.    Miscellaneous. Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to Agent and the Lenders to deliver this Amendment. The provisions of Sections 11.3, 13, 17.1 through 17.5 and 17.10 of the Loan Agreement are hereby incorporated by reference and shall be as effective with respect to this Amendment as if such provisions were included herein in their entirety.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

HERCULES FUNDING III, LLC,
a Delaware limited liability, as Borrower

By:	/s/ David Lund
Name:	David Lund
Title:	Chief Financial Officer

MUFG UNION BANK, N.A.,
as Agent and as a Lender

By:	/s/ J. William Bloore
Name:	J. William Bloore
Title:	Managing Director

Schedule C-1

Commitments

(as of the Second Amendment Effective Date)

Lender	Commitment
MUFG Union Bank, N.A.	$100,000,000

All Lenders:	$100,000,000